UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 27, 2006

Pennichuck Corporation

(Exact Name of Registrant as Specified in Its Charter)

New Hampshire

(State or Other Jurisdiction of Incorporation)

0-18552	02-0177370

(Commission File Number)	(IRS Employer Identification No.)

25 Manchester Street, Merrimack, New Hampshire	03054

(Address of Principal Executive Offices)	(Zip Code)

(603) 882-5191

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) Election of Directors.

      On January 27, 2006, James M. Murphy was elected by the Board of Directors of Pennichuck Corporation (the "Company") to the vacant position on the Company's Board of Directors effective on such date. Mr. Murphy's current term will expire at the 2006 annual meeting of the Company's shareholders. The Company's Board of Directors expects to nominate Mr. Murphy for reelection at that annual meeting to the class of directors whose term will expire in 2008.

      The full text of the press release announcing Mr. Murphy's election as a new member of the Company's Board of Directors issued by the Company on February 2, 2006 is attached as Exhibit 99 to this Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99 Press Release issued by the Company on February 2, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNICHUCK CORPORATION

Date: February 2, 2006	By:	/s/ Donald L. Correll

Name: Donald L. Correll
Title: President and Chief Executive Officer

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